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                                                                   EXHIBIT (4)-4
STATE OF ALABAMA

JEFFERSON COUNTY


                                FIRST AMENDMENT

                       MEDPARTNERS, INC. AND SUBSIDIARIES
                        EMPLOYEE RETIREMENT SAVINGS PLAN

                 MEDPARTNERS, INC., a Corporation organized and existing under the laws of the State of Delaware, (hereinafter called the "Employer"), hereby adopts and publishes on this the 28th day of May, 1996 this Amendment to the MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan, as follows:


                              W I T N E S S E T H:


                 WHEREAS, Employer, effective on April 1, 1994, established an Employee Retirement Savings Plan and Trust, which have been submitted to the Internal Revenue Service for approval; and

                 WHEREAS, said Plan provides that Employer reserves the right at any time and from time to time, by action of its Board to amend in whole or in part, any and all provisions of the Plan; and

                 WHEREAS, Employer desires to amend said Plan in the following respects; and

                 WHEREAS, by written unanimous consent of the Board of Directors of the Corporation, said Board did specifically approve and adopt by resolution the amendment hereinafter set forth;

                 NOW, THEREFORE, in consideration of the premises hereinabove set forth, Employer hereby amends said Plan, as follows:

                 FIRST: Subparagraph (a) of Section 3.14 shall be amended to read as follows, and there shall be added to Section 3.14 the following a new subparagraph (h):

                          (a)     Except as provided hereinbelow, the total of
all amounts paid by the Employer as wages, salaries, fees for professional services, amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for service on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses and termination pay) during the taxable year of the Employer for which a contribution is made, but excluding contributions to any Qualified Plan or any non-qualified deferred compensation plan.
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                          (h)  If, prior to the application of subparagraph (g)
above, Compensation of a Participant is based on less than a full year, such Compensation shall be annualized, and the provisions of subparagraph (g) shall be applied to the annualized amount.

                 SECOND:  Section 3.23 shall be amended to read as follows:

                 3.23 "Eligibility Date" shall mean January 1, April 1, July 1, or October 1 of a Plan Year; provided, however, that with respect to an employee of an employer whose plan merges into the MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan, Eligibility Date shall mean the date of such plan merger.

                 THIRD: Section 3.39 of said Plan shall be deleted in its entirety and there shall be substituted in lieu thereof the following:

                 3.39 "Normal Retirement Age" shall mean the Anniversary Date of the Plan Year during which a Participant attains age sixty (60), or the fifth Anniversary Date next following the Participant's first Eligibility Date, whichever shall occur later.

                 FOURTH: Effective January 1, 1995, Section 3.60 of said Plan shall be deleted in its entirety and there shall be substituted in lieu thereof the following:

                 3.60     "Year of Credited Service" shall mean:

                          (a)  with respect to any contributions made by
MedPartners, Inc. or a member of the MedPartners Controlled Group, each Vesting Computation Period during which an Employee has completed not less than one thousand (1,000) Hours of Service with MedPartners, Inc. or a member of the MedPartners Controlled Group, except service with Partners in Women's Health
(PWH) (an employer affiliated with Vanguard Healthcare Group, Inc.), which service was performed prior to January 1, 1995, shall not be counted. Service performed by an employee of an entity of which MedPartners, Inc. or a member of the MedPartners Controlled Group has acquired assets and who subsequently becomes an Employee of the Employer shall not be counted.

                          (b)  with respect to any contributions made directly
by a Participating Employer who is not a member of the MedPartners Controlled Group, each Vesting Computation Period during which an Employee has completed not less than one thousand (1,000) Hours of Service with such Participating Employer. For purposes of this subparagraph, contributions provided by MedPartners, Inc. or a member of the MedPartners Controlled Group which are attributable to services performed for a Participating Employer shall not be treated as provided by such Participating Employer.

                 FIFTH: Effective January 1, 1995, Section 3.61 of said Plan shall be deleted in its entirety and there shall be substituted in lieu thereof the following:

                 3.61 "Year of Service" shall mean each Eligibility Computation Period during which an Employee has completed not less than one thousand (1,000) Hours of Service with the Employer. Service with Partners in Women's Health (PWH) (an employer affiliated with Vanguard Healthcare Group, Inc.) shall be counted. Service performed by an employee of an entity of which MedPartners, Inc. or a member of the MedPartners Controlled Group has acquired assets, stock interests or capital interests and who subsequently becomes an Employee of the Employer shall be counted.





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                 SIXTH:  There shall be added to ARTICLE III the following new
Sections:

                 3.62 "Early Retirement Age" shall mean the date a Participant attains age fifty-five (55), provided such Participant has completed seven (7) Years of Service.

                 3.63 "MedPartners Controlled Group" shall mean any group of corporations which, together with MedPartners, Inc., are members of a Controlled Group within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) or (e)(3)(c) or would be a part of such a group if Section 1563(a) applied to partnerships or proprietorships.

                 3.64 "Qualified Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's Vested Accrued Benefit.

                 SEVENTH: There shall be added to Section 5.1 the following new subparagraph:

                          (d)     Effective January 1, 1995, if an Employee of
MedPartners, Inc. participates in another plan sponsored by MedPartners, Inc., by a member of the MedPartners Controlled Group, or by an entity controlled by or affiliated with MedPartners, Inc. under IRC Sections 414(b), (c) or (m), such Employee shall not be eligible to participate in the Plan.

                 EIGHTH: Section 6.4 said Plan shall be deleted in its entirety and there shall be substituted in lieu thereof the following:

                 6.4      Restrictions Against Employee Contributions.

                          (a)     A Participant shall not be required nor
permitted to make non-deductible contributions to the Trust Fund.

                          (b)     In the event Employee contributions are
transferred to the Plan from a prior Plan in which an Employee was a participant, a separate account will be maintained by the Trustee for the nondeductible Employee contributions of each such Employee. Employee contributions and earnings thereon will be nonforfeitable at all times. An Employee with a separate account holding prior Employee contributions may withdraw any or all of such account at any time.

                 NINTH: There shall be added to Section 8.1 the following new subparagraphs:

                          (e)     The Participant's attainment of age 59-1/2.

                          (f)     The Participant's hardship as described and
in accordance with Section 8.16 of the Plan.

                 TENTH: Sections 8.2, 8.4, 8.5 and 8.6 of said Plan shall be deleted in their entirety and there shall be substituted in lieu thereof the following:

                 8.2      Retirement Benefits.





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                          (a)     Normal Retirement Benefits.  A Participant
who attains his Normal Retirement Age shall have a normal retirement benefit equal to his Accrued Benefit. Subject to the provisions of Section 8.3 hereinbelow, payment of his normal retirement benefit shall commence as soon as administratively possible after the quarterly valuation next following the date on which he attains his Normal Retirement Age. However, with respect to a Participant who formerly participated in the Texas Back Institute, Inc. 401(k) Savings and Retirement Plan and whose account balance under such plan was transferred to this Plan, payment of such Participant's normal retirement benefit shall commence as soon as administratively possible following the end of the month during which he attains his Normal Retirement Age, based on the immediately preceding valuation.

                          (b)     Early Retirement.  A Participant who attains
his Early Retirement Age shall have a benefit equal to his Accrued Benefit, which is Vested only to the extent provided in ARTICLE IX. Upon termination of employment due to the attainment of his Early Retirement Age, payment of such Participant's Vested Accrued Benefit shall commence as soon as administratively possible after the quarterly valuation next following the date on which he terminates employment due to attainment of his Early Retirement Age. However, with respect to a Participant who formerly participated in the Texas Back Institute, Inc. 401(k) Savings and Retirement Plan and whose account balance under such plan was transferred to this Plan, payment of such Participant's Vested Accrued Benefit shall commence as soon as administratively possible following the end of the month during which he terminates employment due to attainment of his Early Retirement Age, based on the immediately preceding valuation.

                 8.4 Disability Benefit. A Participant who, while an Employee, incurs a total and permanent Disability prior to his Normal Retirement Age shall have a benefit equal to his Accrued Benefit. Upon termination of employment due to such Disability, payment of such benefit shall commence as soon as administratively possible after the quarterly valuation next following the date on which the Disability occurs. However, with respect to a Participant who formerly participated in the Texas Back Institute, Inc. 401(k) Savings and Retirement Plan and whose account balance under such plan was transferred to this Plan, payment of such Participant's Vested Accrued Benefit shall commence as soon as administratively possible following the end of the month during which he terminates employment due to Disability, based on the immediately preceding valuation.

                 8.5 Death Benefit. A Participant who dies shall have a benefit equal to his Accrued Benefit. Payment of such benefit shall commence as soon as administratively possible after the quarterly valuation next following the date on which the death of the Participant occurs. However, with respect to a Participant who formerly participated in the Texas Back Institute, Inc. 401(k) Savings and Retirement Plan and whose account balance under such plan was transferred to this Plan, payment of such Participant's Vested Accrued Benefit shall commence as soon as administratively possible following the end of the month during which the death of the Participant occurs, based on the immediately preceding valuation.

                          (a)     Unless otherwise elected as provided below,
the Beneficiary of a Participant's death benefit shall be the Participant's spouse. The Participant may designate a Beneficiary other than his spouse if:

                                  (i)      the Participant and his spouse
validly waive the spouse's right to be the Participant's Beneficiary and the spouse consents to the designated alternative beneficiary. Such





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waiver and consent must be in writing and signed by both the Participant and the Participant's spouse and witnessed by a Plan representative or notary public; or

                                  (ii)     the Participant has no spouse and
can establish such fact to the satisfaction of a Plan representative; or

                                  (iii)    the spouse cannot be located and the
Participant can establish such fact to the satisfaction of a Plan representative.

                          (b)     Any consent by a spouse (or the establishment
that the consent of the spouse may not be obtained) under subparagraph (a) above shall be effective only with respect to such spouse. Additionally, a Participant may revoke a prior waiver without the consent of the spouse at any time prior to the commencement of benefits. The number of revocations shall not be limited.

                 8.6 Benefit Upon Other Termination of Employment. A Participant who terminates employment, whether voluntarily or involuntarily, for any reason other than attainment of Normal Retirement Age, Early Retirement, Disability, death or deferred retirement, shall be entitled to his Vested Accrued Benefit in accordance with Article IX hereof. Payment of such Vested Accrued Benefit shall be in accordance with this Article and shall commence as soon as administratively possible after the quarterly valuation next following the date on which the Participant terminates employment. However, with respect to a Participant who formerly participated in the Texas Back Institute, Inc. 401(k) Savings and Retirement Plan and whose account balance under such plan was transferred to this Plan, payment of such Participant's Vested Accrued Benefit shall commence as soon as administratively possible following the end of the month during which the Participant terminates employment, based on the immediately preceding valuation.

                 ELEVENTH: There shall be added to Section 8.7 the following new subparagraphs:

                          (c)     Qualified Joint and 50% Survivor Annuity.

                          (d)     Qualified Joint and 100% Survivor Annuity.

                          (e)     Life annuity.

                 TWELFTH: There shall be added to ARTICLE VIII the following new Sections:

                 8.15 In-Service Withdrawals. In addition to the distributions described in ARTICLE VI and the hardship withdrawals described hereinbelow, a Participant who has attained age 59 1/2 may elect, by written instrument delivered to the Administrator, to withdraw all or any portion of his Vested Accrued Benefit, except that benefits to which Qualified Joint and Survivor and Pre-Retirement Survivor Annuities apply shall not be available for withdrawal under this Section. The Administrator shall establish procedures and provide forms to implement this Section.

                 8.16 Pre-Termination Distributions (Hardship Withdrawals). Effective January 1, 1995, and subject to the limitations and requirements of this Section, the Administrator may, upon the request of a Participant, make a lump sum distribution to the Participant from his Elective Deferral Accounts (excluding earnings from such Account effective January 1, 1989) as of the Anniversary Date





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coinciding with or immediately preceding the date a request is made hereunder, for the purposes set forth below, subject to the following:

                          (a)     IMMEDIATE AND HEAVY FINANCIAL NEED.  Any
distribution under this Section must be on account of an immediate and heavy financial need. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

                                  (i)      Medical expenses described in IRC
Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152) or necessary for these persons to obtain medical care described in Section 213(d);

                                  (ii)     Purchase (excluding mortgage
payments) of a principal residence for the Participant;

                                  (iii)    Payment of tuition, room and board
for the next 12 months of post-secondary education for the Participant, his or her spouse, children, or dependents; or

                                  (iv)     The need to prevent the eviction of
the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                          (b)     DISTRIBUTION NECESSARY TO SATISFY FINANCIAL
NEED. Once the distribution is determined to be for an immediate and heavy financial need, it must be determined that the distribution is necessary to satisfy the need. A distribution is deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

                                  (i)      The distribution is not in excess of
the amount of the immediate and heavy financial need of the Participant. The amount may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

                                  (ii)     The Participant has obtained all
distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

                                  (iii)    The Participant is prohibited, under
the terms of the Plan or an otherwise legally enforceable agreement, from making elective contributions and employee contributions to the Plan and all other plans maintained by the Employer for at least 12 months after receipt of the hardship distribution. For this purpose, the phrase "all other plans maintained by the Employer" means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125. However, it does not include the mandatory employee contribution portion of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125.

                                  (iv)     For this Plan, and all other plans
maintained by the Employer, the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution.





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                          (c)     Each request for a distribution must be made
by written application to the Administrator supported by such evidence as the Administrator may require.

                          (d)     If a Participant's termination of employment
occurs after a request is approved in accordance with this Section but prior to distribution of the full amount approved, the approval of his request shall be automatically void and the benefits he or his Beneficiary are entitled to receive under the Plan shall be distributed in accordance with the preceding provisions of this Article.

                          (e)     A request for a distribution pursuant to this
Section shall be approved or denied by written instrument given by the Administrator to the Participant within sixty (60) days after the date the written request is given to the Administrator by the Participant. In the event that such request is approved, the distribution shall be made within thirty
(30) days after notice of approval is given by the Administrator to the Participant.

                 8.17 Distributions to which Qualified Joint and Survivor Annuities Apply. Notwithstanding anything herein to the contrary, with respect to any Participant who elects a Qualified Joint and Survivor Annuity as provided in Section 8.7 hereinabove, the following additional requirements shall apply:

                          (a)     No less than 30 days and no more than 90 days
before the Annuity Starting Date, the Administrator shall provide the Participant within a reasonable period of time before the Annuity Starting Date (and consistent with Treasury regulations), a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of the Participant's spouse concerning the Qualified Joint and Survivor Annuity, and
(iv) the right of the Participant to revoke such an election, and the effect of a revocation.

                          (b)       A waiver of a Qualified Joint and Survivor
Annuity shall not be effective unless:

                                  (i)      the Participant's spouse consents
in writing to the election;

                                  (ii)     the election designates a specific
beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further consent);

                                  (iii)    the spouse's consent acknowledges
the effect of the election; and

                                  (iv)     the spouse's consent is witnessed by
a Plan representative or notary public.

                          (c)     In addition to the requirements in (a) above,
a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent).

                          (d)     The Participant's waiver will be deemed a
qualified election if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because





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there is no spouse or the spouse cannot be located, or other circumstances that may be prescribed by Treasury Regulations.

                          (e)     Any consent by a spouse obtained under this
Section shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made in writing by a Participant without the consent of the spouse at any time before commencement of benefits. The number of such revocations shall not be limited. However, any new election must comply with the requirements of this Section. A former spouse's waiver shall not be binding on a new spouse.

                          (f)     The terms of any annuity contract purchased
and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Article. If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder. Furthermore, any annuity contract distributed herefrom must be nontransferable.

                 THIRTEENTH: There shall be added to ARTICLE XI the following new Sections:

                          11.10   Withdrawal of Rollover Account.  A
Participant may withdraw any or all of his Rollover Account at any time.

                          11.11   Rollover of Qualifying Employer Securities.
If an Employee makes a transfer from another Plan in accordance with Sections
11.3 or 11.4 hereinabove, the amount transferred to the Plan may include Qualifying Employer Securities, as defined in Section 13.3 hereinbelow, provided that such Qualifying Employer Securities shall not constitute more than twenty-five percent (25%) of the Employee's Accrued Benefit after the transfer.

                 FOURTEENTH: There shall be added to ARTICLE XIII the following new Section:

                 13.3 Investment in Employer Stock. A Participant may direct the Trustee to invest up to 25% of his combined Elective Deferral Account, Discretionary (and Qualified Discretionary) Employer Contribution Account, Employer Matching (and Qualified Employer Matching) Contribution Account and Rollover Account in Qualifying Employer Securities. In the event the value of such Qualifying Employer Securities exceeds 25% of the Fair Market Value of all asssets in the Participant's Accrued Benefit at any time after such investment, the Trustee shall not be required to sell any part of such Qualifying Employer Securities in order that such Qualifying Employer Securities not exceed 25% of the Fair Market Value of the assets in the Participant's Accrued Benefit. Qualifying Employer Securities shall mean stock or marketable securities of the Employer or of MedPartners/Mullikin, Inc., the parent company of MedPartners, Inc. An Employer Stock Account shall be established for a Participant to record his share of Qualifying Employer Securities purchased under this ARTICLE.

                 FIFTEENTH:  Effective January 1, 1995, Subparagraph (c) of
Section 14.5 shall be amended to read as follows:

                          (c)     For purposes of determining an Employee's
Years of Credited Service under the Plan, such Years shall be determined in accordance with Section 3.60 hereinabove.





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                 SIXTEENTH:  Unless stated otherwise to the contrary, this
Amendment shall be effective commencing January 1, 1996, and for each year thereafter until further amended.

                 SEVENTEENTH: In all other respects, said Plan is hereby ratified, confirmed and approved.

                 The Employer has caused this Amendment to be executed by its duly authorized officer and duly attested, and its corporate seal to be hereunto affixed on the day and year first above written.


                                                  MEDPARTNERS, INC.


                                                  By /s/ Larry R. House
                                                     ----------------------
                                                     Larry R. House,
                                                     President

ATTEST:                                                    (EMPLOYER)

/s/ Tracy P. Thrasher
- -------------------------------
Tracy P. Thrasher,
Secretary

(CORPORATE SEAL)





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